UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2008

U.S. Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10238	52-1216347
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Tower Lane 1st Floor Avon, CT	06001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 678-7537

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Mr. Jacob Feinstein and Mr. Ronny Strauss resigned from the Board of Directors of U.S. Energy Systems, Inc. (the “Company”) on February 11, 2008.

Item 8.01. Other Events.

The Special Meeting of Stockholders of the Company, originally scheduled to take place on January 29, 2008 and adjourned by order of the Delaware Chancery Court until Tuesday, February 19, 2008, has been further adjourned until Tuesday, February 26, 2008.

As previously reported in the Company’s Current Reports on Form 8-K dated January 19, 2008, January 24, 2008, January 29, 2008, January 30, 2008, February 4, 2008, and February 11, 2008, Asher E. Fogel, former Chairman of the Board and Chief Executive Officer of the Company, filed suit in October 2007 in the Chancery Court of the State of Delaware against the Company and each of the Directors seeking to compel the Company to convene a Special Meeting of Stockholders. On January 15, 2008, the Delaware Chancery Court ordered the Company to convene the Special Meeting of Stockholders on January 29, 2008. The parties to the litigation proceedings in the Chancery Court requested an order adjourning the Special Meeting of Stockholders so that they can continue to pursue discussions to try to achieve a settlement. The parties have filed a stipulation with the Chancery Court for a further adjournment of the Special Meeting of Stockholders until Tuesday, February 26, 2008. If settlement discussions continue, the Special Meeting of Stockholders could be adjourned to a later date if the parties agree.

Consequently, the Company is disseminating a Fifth Supplement to its original Notice of Special Meeting of Stockholders to inform stockholders of the new date for the Special Meeting.

The Company will continue to keep stockholders informed of further developments regarding the Special Meeting of Stockholders by press release and posting of additional information at its website, www.usenergysystems.com.

A copy of the Fifth Supplement to Notice of Special Meeting of Stockholders is attached to this Current Report as Exhibit 20.6.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

20.6        Fifth Supplement to Notice of Special Meeting of Stockholders dated February 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc.

By:	/s/ RICHARD AUGUSTINE
Richard Augustine
Vice President

Date: February 15, 2008